EXHIBIT 6.8

      THE RIGHTS TO PURCHASE COMMON STOCK OF TASKER CAPITAL CORP. REPRESENTED BY THIS PURCHASE WARRANT AND THE COMMON STOCK SO PURCHASED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO SUCH TRANSFER OR DISPOSITION OF SUCH RIGHTS OR STOCK UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                              TASKER CAPITAL CORP.

                          COMMON STOCK PURCHASE WARRANT

      THIS IS TO CERTIFY that, for value received, ________ ________ or any subsequent registered holder hereof (the "Holder"), is entitled to purchase from Tasker Capital Corp., a Nevada corporation (the "Company"), at any time after the date hereof (subject to the restrictions contained herein) and until 5:00 p.m., Boston, Massachusetts time, on the Expiration Date (as hereinafter defined), _______ fully paid and nonassessable shares of Common Stock (as hereinafter defined) of the Company, at a purchase price per share equal to the Exercise Price (as hereinafter defined).

1. Certain Definitions. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

      1.1 "Company" shall mean Tasker Capital Corp.

      1.2 "Common Stock" shall mean and include the Company's common stock, par value $.001 per share.

      1.3 "Exercise Price" shall mean $2.00 per share, as adjusted herein.

      1.4 "Expiration Date" shall mean __________ __, 2007.

2. Transfer and Replacement.

      2.1 Registered Holders. The Company shall maintain a register containing the names and addresses of the holders of the Warrants. The "registered holder" of any Warrant shall be the
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person in whose name such Warrant is registered in said warrant register. Any registered holder of this Warrant may change his address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the registered holder of this Warrant shall be mailed, by certified or registered mail, return receipt requested, postage prepaid, or delivered to such registered holder at its address as shown on the warrant register.

      2.2 Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant, and the Common Stock to be issued upon exercise hereof is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws. Upon exercise of this Warrant, unless the Common Stock being acquired is registered under the Act and any applicable state securities laws or an exemption from such registration is available, the Holder hereof shall confirm in writing that the Common Stock so purchased is being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all Common Stock issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

"THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO,
(ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 2 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY."

      Said legend shall be removed by the Company, upon the request of Holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

            (a) The Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

            (b) The Holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein.


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            (c) The Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The Holder is aware of the provisions of Rule 144, promulgated under the Act.

            (d) The Holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act.

      2.3 Disposition of Warrant or Common Stock. With respect to any offer, sale or other disposition of this Warrant or any Common Stock acquired pursuant to the exercise of this Warrant prior to registration of any such transfer of such Warrant or Common Stock, the Holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or such Common Stock and indicating whether or not under the Act certificates for this Warrant or such Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 2.3 that the opinion of counsel for the Holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such Common Stock may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing this Warrant or the Common Stock thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

      2.4. Applicability of Restrictions. Neither any restrictions of any legend described in this Warrant nor the requirements of Section 2.3 above shall apply to any non-sale, transfer of, or grant of a security interest in, this Warrant (or the Common Stock) or any part hereof (i) to a partner of the Holder if the Holder is a partnership or to a member of the Holder if the Holder is a limited liability company, (ii) to a partnership of which the Holder is a partner or to a limited liability company of which the Holder is a member, (iii) to any affiliate of the Holder if the Holder is a corporation; (iv) to any family members, heirs, successors or assigns of the Holder; or (v) to any trust established for the benefit of any person identified in clause (iv); provided, however, in any such transfer, if applicable, the transferee shall on the Company's request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.


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      2.5 Substitution. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue a new Warrant of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (b) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction), and of indemnity satisfactory to the Company.

3. Exercise.

      This Warrant may be exercised in whole or in part at any time or from time to time after the date hereof and until 5:00 p.m., Boston, Massachusetts time, on the Expiration Date by the registered Holder hereof by the surrender of this Warrant (with the subscription form annexed hereto duly executed) to the Company at its principal office, together with payment to the Company, by certified or bank check, or by wire transfer, of the Exercise Price for the shares of Common Stock to be purchased hereunder. If this Warrant shall be exercised in part, the registered holder shall be entitled to receive a new Warrant covering the number of shares in respect of which this Warrant shall not have been exercised. All Warrants surrendered for exercise shall be canceled. The person or persons in whose name or names any certificate or certificates representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder or holders of record of the shares represented thereby at the close of business on the date upon which this Warrant is exercised, whether or not the stock transfer books of the Company shall then be closed.

4. Adjustments. The Exercise Price in effect at any time and the number and kind of shares of Common Stock purchasable upon exercise of the Warrant shall be subject to adjustments from time to time upon the happening of the events hereinafter specified.

      If the Company (i) declares a dividend on the Common Stock in shares of its capital stock or makes a distribution in shares of Common Stock; (ii) subdivides its outstanding Common Stock into a smaller number of shares of Common Stock; (iii) combines its outstanding Common Stock into a smaller number of shares of Common Stock; (iv) issues any shares of its capital stock in a reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), the number of shares of Common Stock for which the Warrant is exercisable at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, it would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur, but no duplicative adjustment shall be made hereunder.

      In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such


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subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

      Whenever an adjustment is made pursuant to this Section 4, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Common Stock issuable upon exercise of each Warrant to be mailed to each Holder at such Holder's last known address.

5. Reorganization, Reclassification, Consolidation, Merger or Sale.

      If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then each Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock immediately theretofore receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Exercise Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such consolidation or merger, of the Exercise Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation or merger).

6. Stock to be Reserved.

      The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issue upon the exercise of the Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

      The Company shall not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation.

7. No Rights as Stockholder.


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      Except as specifically provided in this Warrant, no holder of the Warrant shall be entitled to vote or receive dividends or be deemed the holder of Common Stock of the Company which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The registered holder of this Warrant, as such, shall be deemed the holder or holders of record of shares of Common Stock for all purposes.

8. Issue Tax.

      The issuance of certificates for shares of Common Stock upon the exercise of the Warrants shall be made without charge to the holders of such Warrants for any issuance tax in respect thereto, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Warrant exercised.

9. Fractional Shares.

      No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the registered holder would, except for the provisions of this
Section 9, be entitled to receive a fractional share of Common Stock, then an amount equal to such fractional share multiplied by the fair value (as determined from time to time by the Board of Directors of the Company) of shares of the Company's Common Stock, as applicable, shall be paid by the Company in cash to such registered holder.

10. Miscellaneous.

      The validity, interpretation, and performance of this Warrant shall be governed by the laws of the State of Nevada. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company and the successors and permitted assigns of the Holder hereof, to the extent provided herein, and shall be enforceable by any such Holder. This Warrant replaces all prior agreements, supersedes all prior negotiations and constitutes the entire agreement of the parties with respect to the transactions contemplated herein.

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      IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of ____________ __, 2002.

                                          TASKER CAPITAL CORP.


                                          By:  ____________________________
                                          Name: Arthur P. Bergeron
                                          Title: President


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                                SUBSCRIPTION FORM

TO: Tasker Capital Corp.

      The undersigned hereby elects to purchase _____ shares of Common Stock of Tasker Capital Corp. pursuant to the attached Warrant and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

      Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as may be specified below:


                      ____________________________________
                                     (Name)


                      ____________________________________
                                    (Address)


Dated: ____________________________         ____________________________________
                                                         (Signature)


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